UNITED STATESSECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORTPursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2013

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or otherjurisdiction ofincorporation)	(CommissionFileNo.)	(IRS EmployerIdentificationNo.)

350 7th Avenue, 2nd Floor

New York, New York 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.            OTHER EVENTS

On February 5, 2013 Augme Technologies, Inc. ("Augme") entered into a settlement with AOL, Inc. (together with its affiliates, including, but not limited to AOL Advertising Inc. and Tacoda LLC, "AOL"), pursuant to which Augme and AOL have settled the two pending lawsuits as between each other, namely (i) Civil Action No. 12-cv-5439, originally filed on September 10, 2008, as Civil Action No. 08-cv-5914 in the Central District of California and previously part of Civil Action No. 09-cv-4299 in the Southern District of New York, and (ii) Civil Action No. 11-cv-5193, originally filed on April 29, 2011, as originally filed as Civil Action No. 11-cv-282 in the Eastern District of Virginia and now pending as Civil Action No. 11-cv-5193 in the Southern District of New York. (collectively, the “Lawsuits”).

Pursuant to the settlement, (a) Augme has granted AOL and its customers a paid-up license in any patent owned or controlled by Augme for the life of those patents in return for a lump sum payment of $650,000, (b) Augme has covenanted not to sue AOL on those patents that Augme owns or controls, (c) Augme and AOL have dismissed the Lawsuits as to each other with prejudice with each side to bear its own costs, and (d) Augme and AOL have released each other as to the subject matter of the Lawsuits with AOL making no admission of liability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: February 11, 2013	By	/s/ Robert F. Hussey
Robert F. Hussey
Chief Executive Officer